FIELDSPACE
PROPERTY GROUP

Agreement of Lease

Between

EAGLE CREEK INVESTMENTS 472 (PTY) LTD

(Registration Number: 2005/035534/07)
(VAT Registration Number: 4160238525)

(hereinafter referred to as the 'Landlord'),

represented herein by
SCOTT BARDEN FIELD OR NELIA ERASMUS
who is duly authorised to do so

And

TAU GAME LODGE (PTY) LTD

(Registration Number: 1993/00434/07)
(VAT Registration Number: 4910147323)

(hereinafter referred to as the 'Tenant'),

represented herein by
CLIFFORD LINDSAY GREEN
who is duly authorised to do so

And Whereas

The Landlord hereby lets to the Tenant, who hereby rents, the Premises described herein on the terms and conditions as set out in the annexed Schedule General Conditions and Special Conditions (if applicable).

Schedule

1.	**Name of Building**	:	53 Kyalami Boulevard
2.	**Address of Building**	:	53 Kyalami Boulevard, Kyalami Business Park (Situated on the Site: Erf 63, Kyalami Park Township)
3.	**Premises**		
3.1	**That part of the building referred to as**	:	238.09 **Block B, Ground Floor, Suite A**, measuring approximately ~~**249.09**~~ square metres together with **Storeroom No. 4** measuring approximately **11.00** square metres as indicated on the attached plan marked Annexure "P" and "P1" hereto. Together with the following parking bays: Five (5) Shade Net Parking Bays
3.2	**Ratio of Rentable Area of Premises to Total Rentable Area of the Building**	:	The Tenant's contribution towards the recovery of costs shall be determined by the ratio which the rentable area of the premises bears to the rentable area of the building, which shall exclude parking areas.
4.	**Lease Period**	:	Three (3) years and two (2) months
	Commencement Date	:	01 February 2020
	Termination Date	:	31 January 2023
	Notice by Tenant	:	The Tenant shall advise the Landlord by no later than **31 October 2022** whether it intends extending the Lease (at terms to be agreed to between the parties), or whether it intends vacating the premises on the termination date as stated above.
5.	**Renewal Period**	:	Not applicable
6.	**Beneficial Occupation Date**	:	**01 DECEMBER 2019**, subject to the Tenant having signed this lease and having paid the deposit, first month's rental and administration cost in terms hereof prior to the said date.

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M.I.S

Schedule (continued)

7. Rental and Costs

7.1.1 Basic Monthly Rental for Suite F Lease Period:

7.1.1.1	**For the period**	:	01/02/2020 to 31/01/2021	R21,781.35
7.1.1.2	**For the period**	:	01/02/2021 to 31/01/2022	R23,523.86
7.1.1.3	**For the period**	:	01/02/2022 to 31/01/2023	R25,405.77

7.1.2 Basic Monthly Rental for Storeroom No. 4 Lease Period:

7.1.2.1	**For the period**	:	01/02/2020 to 31/01/2021	R 509.69
7.1.2.2	**For the period**	:	01/02/2021 to 31/01/2022	R 550.47
7.1.2.3	**For the period**	:	01/02/2022 to 31/01/2023	R 594.50

7.2 Services Costs (electricity, water, refuse, etc.) : As per clause 5 of the General Conditions of Lease

7.3 Local and Other Authority Charges : As per clause 3.2 of the General Conditions of Lease

An initial monthly amount of **R714.94** (excluding VAT) and **R198.44** (excluding VAT) shall be payable in respect of assessment rates and park levies respectively, unless the local authority increases the monthly rates amount and the park managing agents increase the monthly park levies, prior to the commencement date of this Lease or during the Lease Period in which event the aforesaid amounts shall be increased accordingly.

7.4 Service and Maintenance of air conditioning units : An initial monthly amount of **R504.00** (excluding VAT) in respect of **8 units** in terms of Annexure "A" shall be payable in respect of air conditioning servicing and maintenance unless the Landlord's contractor increases the monthly rate amount for such services and maintenance during the Lease Period in which event the aforesaid amount shall be increased accordingly and payable by the Tenant on demand. It is specifically recorded that the aforementioned service cost excludes parts and/or repairs which shall be charged for separately if and when applicable.

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Schedule (continued)

8 Domicilium

8.1 Domicilium citandi et executandi of the Landlord : Ground Floor
89 Bute Lane
Sandown
Sandton
2196

8.2 Domicilium citandi et executandi of the Tenant : The Premises

9. Purpose for which Premises are let : The Tenant shall use the Premises for the purpose of **administration and reservations office** and for no other purpose whatsoever.

10. Guarantee By : Not applicable

11. Deposit or Irrevocable Bank Guarantee : **R105,443.85 (R86,818.12 already held the difference of R18,625.73 shall be payable on signature of this Lease).** Should the Tenant elect to furnish the Landlord with an Irrevocable Bank Guarantee, it shall expire at the end of three (3) months after the termination date of this lease in order to comply with clause 25 of the General Conditions of this lease. Such guarantee to be furnished on signature hereof, failing which, the Tenant shall furnish the Landlord with a refundable deposit on signature hereof, which shall be refunded to the Tenant on receipt of an acceptable Irrevocable Bank Guarantee.

12. Administration Charges : R1,900.00 (excluding VAT)

13. Contact Name of Tenant : Clifford L Green

14. Contact Telephone Numbers

Telephone : 011 466 8715
Facsimile : ______________ please complete and initial here
Cellular : 083 647 2245
E-Mail Address : taugame@mweb.co.za
E-Mail Address : cgreen@ensafrica.com

15. Postal Address of Tenant : P.O. Box 783347
Sandton
2146

M.I.S.

Schedule (continued)

16 Parking Rental

16.1 Shade Net Parking Monthly Rental for Lease Period:

16.1.1	**For the period**	:	01/02/2020 to 31/01/2021	R2,697.00
16.1.2	**For the period**	:	01/02/2021 to 31/01/2022	R2,912.76
16.1.3	**For the period**	:	01/02/2022 to 31/01/2023	R3,145.78

17 Should a BID (Business Improvement District) or similar operation be introduced to the area where the building is situated, the Tenant shall pay its pro rata share, as defined in clause 3.2 above, towards all monthly/annual costs on demand.

18 It is hereby agreed between the Landlord and the Tenant that notwithstanding any other condition of this Lease that in the event of the property/building in which the leased Premises are situated being sold to a third party purchaser, the Tenant shall not be entitled to terminate this lease.

19 Guarantee

Not applicable.

20 Notwithstanding the provisions contained in the Schedule and the General Conditions of Lease the Parties have agreed that the following Special Conditions will be applicable to this Lease:

20.1 The Premises are leased to the Tenant *"voetstoots"* (as it stands). The Tenant, at its own expense, shall undertake all work, repairs and upgrading to the Premises and Tenant installation necessary for its occupation and operation in the Premises. Notwithstanding the aforementioned repairs and installation, the Tenant shall:

20.1.1 Furnish the Landlord with plans and specifications relating to the construction work referred to above for approval by the Landlord prior to commencement of construction.

20.1.2 Ensure that all work complies with statutory requirements, including but not limited to fire compliance, electrical compliance, safety compliance, etc.

20.1.3 Complete the abovementioned work by no later than **31 JANUARY 2020** for inspection by the Landlord.

20.1.4 On completion of work the Tenant shall furnish the Landlord with "as built" drawings in AutoCadd format.

20.1.5 At the termination of the lease, return to the Landlord the abovementioned work complete and in good order and condition, fair wear and tear excepted.

20.1.6 All work to be carried out in terms of the provisions of Annexure "S" attached hereto.

20.2 The Tenant undertakes to only make use of the Landlord's nominated air conditioning contractor for all work relating to air conditioning requirements including but not limited to servicing, repairs and installations.

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Schedule (continued)

20.3 It is specifically recorded that although the Tenant is not paying rental in respect of the Premises from the beneficial occupation date up to the commencement date, the Tenant shall be liable for all utility and air conditioning costs for the premises during this period.

20.4 The rent free period is granted to the benefit of the Tenant.

NB. It is specifically recorded that all amounts referred to in this lease are exclusive of any VALUE ADDED TAX which is, or might become, payable in respect thereof.

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Contents

CLAUSE

ANNEXURES

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General Conditions of Lease

1. DEFINITIONS

In these conditions of lease, unless the context clearly otherwise indicates, the words referred to in the schedule shall have the meanings assigned to them therein. Headings shall not influence the interpretation of clauses.

2. LEASE PERIOD

2.1 This lease shall be for the period stated in section 4 of the schedule. However, should the Tenant for whatever reason remain in occupation of the Premises after the termination date detailed in section 4 of the schedule ("the temporary period") then the Tenant's tenancy in the Premises shall continue indefinitely on the basis that either party shall give one (1) calendar month's written notice to the other of its intention to cancel this lease and to vacate the Premises.

2.1.1 The Landlord shall notify the Tenant of the monthly rental applicable during the temporary period and the Tenant shall continue to pay the monthly rental as advised herein or as determined in terms of clause 2.1.2 below and all other amounts due to the Landlord in terms of the current lease on the due date.

2.1.2 Should the parties fail to reach agreement in respect of the extension of this Lease and/or the rental payable in respect of any extension of this Lease, then the monthly rental during the temporary period shall be the rental applicable to the last month in which the termination date in section 4 of the Schedule occurred, increased by 15%.

2.1.3 All other terms and conditions of this lease shall continue to apply during the temporary period.

2.1.4 The Landlord shall be entitled to recover and accepts the payments referred to in this clause, which recovery and acceptance shall be without prejudice to, and shall not in any manner affect the Landlord's rights in terms of this lease. These payments shall be regarded as amounts paid by the Tenant on account of loss and/or damage sustained by the Landlord as a result of the holding over by the Tenant of the Premises.

2.2 The Tenant shall receive beneficial occupation for fitting-out and fixturing purposes prior to the Commencement Date on the beneficial occupation date specified in section 6 of the schedule. During such time the Tenant shall not pay rent but shall be liable for services costs as per clause 3.2 hereunder. All other terms and conditions of this lease shall apply from the beneficial occupation date.

2.3 If the Landlord is unable to give the Tenant occupation of the Premises on the beneficial occupation date or on the commencement date, by reason of the Premises being incomplete or in a state of disrepair or by reason of the existing tenant not having vacated the Premises or for any other reason, the Tenant shall have no claim for damages or right of cancellation and shall accept occupation on such later date on which the Premises are available. In the event of such a delay the commencement date shall be the date on which the Premises shall become available for occupation and the termination date shall be extended accordingly, provided that, if the Premises are not ready for occupation within six (6) months of the commencement date, then the Tenant

shall be entitled to terminate this lease by at least one month's written notice to the Landlord to that effect, which termination shall not come into effect until the expiry of the six (6) month period.

2.4 Notwithstanding any of the abovementioned provisions, this lease shall become binding upon the Landlord only when signed by the Tenant and by or on behalf of the Landlord, until which time the Tenant shall have no right of occupation whatsoever and no claim to the existence of a tenancy, verbal or written, as a result of:

2.4.1 negotiations having been conducted or concluded;
2.4.2 this lease having been drafted, and signed by the Tenant only;
2.4.3 the acceptance by the Landlord or its agents or employees of any payment of rental or the giving of possession of the Premises to the Tenant.

2.5 Should the Tenant already have taken possession of the Premises and the Landlord declines to sign this lease, the Tenant shall nevertheless be bound by the terms of this lease, save that the Tenant's occupation of the Premises shall be deemed to be on a monthly tenancy, subject to one month's written notice to be given by either party, but subject in all other respects to the terms and conditions of this lease.

3. RENTAL AND COSTS

3.1 **Basic Rental**
With effect from the commencement date the Tenant shall pay to the Landlord the monthly basic rental set out in section 7 of the schedule and the parking monthly rental set out in section 16 of the schedule.

3.2 **Costs**

3.2.1 **Local and other authority charges**

3.2.1.1 Should the municipal rates and taxes payable in respect of the site and/or building be increased and/or should the Premises be situated in an Office/Industrial/Business Park where owners of properties therein are subject to Park levies and those levies are increased after the commencement date so as to exceed the municipal rates and taxes and/or Park levies payable by the Landlord at the commencement date, then the Tenant shall pay the Landlord it's share (as defined in clause 3.2 of the schedule) of such increase in municipal rates and taxes and/or Park levies on demand.

3.2.1.2 Should the local or any other responsible authority introduce fees, levies or charges payable or to be payable in respect of the site and/or the building from time to time during the currency of this lease after the commencement date, the Tenant shall pay to the Landlord a monthly contribution towards the recovery thereof on demand, as defined in clause 3.2 of the Schedule to Lease.

3.3 The sum of the monthly basic rental referred to in clause 3.1 and the costs computed as defined in clause 3.2 above shall be referred to hereinafter as "rental and costs".

3.4 The Tenant shall pay the rental and costs for the first calendar month of this lease on signature hereof by the Tenant and thereafter monthly in advance on the first day of each calendar month for the remainder of the lease period at the address set out in section 8.1 of the schedule or at such other address as the Landlord may notify to the Tenant from time to time or by Electronic Funds Transfer (EFT) into the Landlord's designated bank account. It is specifically agreed that the Tenant shall not be entitled

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M. I. S.

to withhold the payment of rental and costs for any reason(s) whatsoever including, but not limited to, any legal action which either party may bring against the other in any competent Court of Law.

3.5 If the commencement date is not the first day of a calendar month, a pro rata amount of the rental and costs shall be payable by the Tenant to the Landlord on demand.

3.6 The rental and costs and other payments payable by the Tenant in terms of this lease shall be paid without demand, free of exchange and without any deduction or set-off whatsoever. The words "free of exchange and without deduction or set-off whatsoever" shall include but not be limited to any fees or charges incurred by the Landlord relating to the deposit by the Tenant into the Landlord's bank account of the aforesaid payments in cash and any fees or charges incurred by the Landlord in the event of any cheque deposits by the Tenant into the Landlord's bank account being returned/reversed in the Landlord's bank account due to insufficient funds being available in the Tenant's bank account to meet the aforesaid payments, the latter being commonly referred to as R.D. cheques.

3.7 The Tenant shall not have a claim for remission of rental and costs if the area of the Premises set out in section 3 of the schedule is less or more or if discrepancies are discovered in the actual area after the signature of this lease.

3.8 Should the Tenant unilaterally vacate the Premises or this Lease is cancelled for whatever reason(s) by mutual agreement by both parties prior to the termination date, whichever date occurs the earlier, the Tenant shall be required to pay a cancellation fee to the Landlord, which amount shall be calculated as follows:

3.8.1 All categories rental including parking rental (if applicable) and costs, in respect of the unexpired period of the Lease after the cancellation date;

3.8.2 in addition to the charges referred to in clause 3.8.1 above, should the Tenant in terms of this Lease be granted one or more of the following ("the benefits"), The Tenant shall be required to refund the Landlord a portion of the value of the benefit(s) ("the portion"), the portion being the sum of the ratio between the actual period of this Lease and the period between the cancellation date and the actual termination date of this Lease. The formula relating to the foregoing follows at the end of this clause 3.8.

3.8.2.1 a period free of rental between the beneficial occupation date and the commencement date;

3.8.2.2 a period free of rental with effect from the commencement date;

3.8.2.3 an allowance to the Tenant for fitting out the Premises to suit the Tenant's requirements;

3.8.2.4 the Landlord expending an amount to fit out the Premises

FORMULA: $A = (B \div C) \times D$ WHERE:

A = The portion
B = Period (in days) between the cancellation date and the termination date
C = Lease period (in days)
D = The Benefit(s)

The word "days" above is as defined in clause 18.1 hereof.

3.9 The Tenant shall be liable to pay VAT at the prevailing rate from time to time to the Landlord in respect of the rental and costs (if applicable).

4. RENEWAL PERIOD

The Tenant shall have the right to renew this lease for the renewal period set out in section 5 of the schedule by written notification to reach the Landlord **by no later than the notice date stated in clause 5** of the Schedule. Such renewal shall be on terms and conditions in compliance with the Landlord's then standard letting policy, except that there shall be no right of further renewal and that the basic rental and costs shall be mutually agreed in writing between the Landlord and the Tenant when the right of renewal is exercised. The provisions of this clause shall apply only if the Tenant shall at all times have faithfully and punctually performed all its obligations under this lease.

5. SERVICES

5.1 In addition to the rental and costs, the Tenant shall be liable for and on demand pay for any charges arising out of its use of electric current, gas, water, sewer and refuse removal and any other services as required by it in respect of the Premises. The word "use" in the aforesaid sentence shall include the Tenant's pro rata share of the charges for the supply of similar and related services to the common areas of the property of which the Premises form part. The Tenant's pro rata share in this case shall be the calculated as detailed in clause 3.2 of the Schedule to this lease, of all the charges relating to the supply of the aforesaid services to all the common areas. Charges shall include a service charge for sub-meters, if applicable.

5.2 ~~In the event that vacant leasable Premises occur on the property of which the Premises form part ("the vacancy/vacancies") in any one or more months during the lease period ("vacancy month"), the Tenant shall, in addition to the charges referred to in 5.1 above, pay a pro rata percentage share for each vacancy month for the services supplied to the vacancy/vacancies (which vacancy/vacancies shall include the pro rata share of the charges for the supply of similar services to the common areas relative to that/those vacancy/vacancies), which pro rata percentage share shall be computed as the total area of the vacancy/vacancies for a particular vacancy month divided by the total area of leasable Premises occupied for that month ("occupied area") multiplied by the Tenant's pro rata share as detailed in clause 3.2 of the Schedule to this lease. The aforegoing is illustrated by the following formula:~~

~~A = (B ÷ C) x D where~~

~~A = Tenant's pro rata percentage share~~
~~B = Total area of the vacancy/vacancies~~
~~C = Occupied area~~
~~D = Percentage calculated in accordance with clause 3.2 of the Schedule to this lease.~~

5.3 Where separate meters are not installed, consumption shall be determined pro-rata and the Tenant shall be charged accordingly and be liable to pay these charges on demand. The Tenant's pro rata contribution of consumption shall be as detailed in clause 3.2 of the Schedule to this lease.

5.4 The charges for the services and/or consumption required by the Tenant as referred to in clauses 5.1 and 5.2 above shall be at the tariffs legislated by the supplying authority ("the charges").

5.5 The Landlord shall be entitled to appoint a representative or company ("the authorised representative") to compute and/or charge the Tenant for any or all of the services and/or consumption referred to in clauses 5.1 and 5.2 above.

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5.6 Failure to pay the charges to the Landlord or the authorised representative, as the case may be, on demand as stated in clauses 5.1 and 5.2 above which shall mean within seven (7) days of written notice thereof, shall entitle the Landlord or the authorised representative, as the case may be, to discontinue the service(s), apart from its other rights in terms of this lease. In such event the Landlord or the authorised representative, as the case may be, shall not be responsible for any damages, direct or consequential.

5.7 In addition to the deposit detailed in clause 11 of the Schedule to Lease, the Tenant shall pay a deposit to the Landlord or the authorised representative, as the case may be, equal to the value of two months estimated consumption of each service required by the Tenant. Should the municipality or service provider increase the rate at which consumption is charged the Landlord or the Landlord's authorised representative shall have the right to increase the deposit accordingly, which increased deposit the Tenant shall pay on demand.

5.8 Any VAT invoice issued by the Landlord pursuant to this clause 5, in relation to services, or pursuant to clause 3, in relation to rental and costs, shall be deemed to be correct and conclusive, unless the Tenant, within 14 (fourteen) days after the date of issue of the VAT invoice, shall have notified the Landlord, in writing, of any query or dispute in regard thereto.

5.9 In the event that the Landlord is required to pay any of the aforesaid charges relating to use and consumption of these services by the Tenant, the Tenant will refund these amounts to the Landlord on demand.

5.10 Should the property/building/premises be equipped with a generator back-up power system, the Tenant shall pay to the Landlord a monthly generator levy as its contribution toward the servicing and maintenance of the generator.

The Tenant shall furthermore refund the Landlord its pro rata share of all costs related to the refuelling of the generator as and when required.

Whilst the Landlord shall take all reasonable measures, including the servicing and maintenance of the generator, to ensure that the generator is operational at all times, it cannot be held responsible should the generator not switch over in the event of a municipal power failure. Should this occur, however, the Landlord undertakes to commission a service provider to attend to the problem as soon as is practically possible.

6. USE OF PREMISES

6.1 The Tenant shall use the Premises solely for the purposes set out in section 9 of the schedule and acknowledges that it shall not have an exclusive right to any particular type of business being conducted in the building.

6.2 The Landlord does not warrant that the Premises are suitable for the purposes of the Tenant nor that it shall be granted any license or consent in respect of its business.

6.3 The Tenant shall have the reasonable use of common areas, service roads, loading facilities, toilets and conveniences provided for the general benefit of the tenants.

6.4 The Landlord shall have the right from time to time to make or vary house rules that govern the relationship between tenants and generally the use of the building and common areas, and the Tenant undertakes to comply with these rules.

6.5 The Tenant shall have access to the Premises during normal business hours. Outside such hours the Tenant shall obtain the consent of the Landlord, who shall be entitled to make

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such consent conditional upon terms deemed necessary by the Landlord for proper administration, security and recovery of costs.

6.6 Parking bays shall be utilised on the following terms:

6.6.1 The Tenant shall only utilise the parking bays allocated to it in terms of Section 3.1 of the Schedule to this Lease.

6.6.2 No unauthorised washing of vehicles shall be permitted on the property.

6.6.3 The Tenant and the Tenant's representatives may only park motor vehicles which are in running order and are in use. No broken-down or partially dismantled motor vehicles may be parking in the parking bays.

6.6.4 The Tenant shall not permit any motor vehicle, which is parked in the parking area to be refuelled, oiled or repaired.

6.6.5 The Landlord does not accept nor take any responsibility for the safe custody of any vehicles or articles contained therein nor for any damage to vehicles or articles, however caused (including by its negligence or that of its servants or agents) nor for any injuries to any person whether as a result of its negligence or that of its employees or agents or from collision, fire, theft, rain, hail or any cause whatsoever. All vehicles are parked in all respects at the risk of the driver/parker/owner thereof.

6.7 The Tenant shall comply with all laws, by-laws and regulations relating to tenants or occupiers of business premises or the conduct of any business carried on in the Premises. The Tenant shall not contravene or permit the contravention of any of the conditions of title under which the property is held by the Landlord or any of the provisions of the town planning scheme applicable to the property and not do or cause or permit to be done in or about the Premises anything which may be or cause a nuisance or disturbance to other occupants of the building or occupiers of neighbouring premises. Nothing in this clause shall entitle any tenant or person to oblige the Landlord to take action in terms of this subclause nor shall any tenant or person derive any rights from the provisions of this clause.

7. ALTERATIONS, ADDITIONS, IMPROVEMENTS AND SIGNAGE

7.1 The Tenant shall not make any alterations, additions or improvements to the Premises without the Landlord's prior written consent, provided that the Tenant shall not at any time or under any circumstance have any claim whatsoever against the Landlord for improvements so effected to the Premises.

7.2 The Tenant acknowledges that any alterations or improvements made to the Premises shall become the property of the Landlord without compensation being payable to the Tenant therefore, and shall remain the Landlord's property at the termination of the lease, for any reason whatsoever.

7.3 Should such consent be given, upon vacating the Premises the Tenant shall be liable for the cost of cleaning, clearing and restoring the Premises to the condition in which they were originally, fair wear and tear only excepted, unless the Landlord exempts the Tenant in writing or chooses to retain such alterations, additions or improvements, which shall become the property of the Landlord without reimbursement or compensation.

7.4 Should the Landlord consent to alterations, additions and/or improvements, the Landlord shall be entitled to approve contractors, plans and specifications without incurring any liability whatsoever. The Tenant shall at its cost ensure that all the relevant approvals by all relevant authorities that might be applicable to the aforesaid alterations, additions and/or

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improvements are obtained and submitted to the Landlord prior to the commencement of any work aforesaid.

7.5 The Tenant shall, subject to clause 7.1 to 7.4 above, not remove any alterations, additions and/or improvements either during the currency of the lease or any extension thereof, without the written consent of the Landlord and the Tenant hereby waives any claim or improvement lien which it may have in respect of such alterations, additions and/or improvements.

7.6 The Tenant shall not erect any signage to the exterior of the Premises or to the interior or exterior of the building, without the Landlords prior written consent. In the event of the Landlord consenting to the erection of the Tenant's signage, the Tenant shall:

7.6.1 ensure that such signage conforms with any applicable municipal by-laws and/or any applicable rule, law and or regulation by any competent authority and shall remove such signage at the termination of this lease or any renewal thereof at its own cost and expense and make good any damage caused in such removal and restoration;

7.6.2 at its own cost and expense, maintain such signage in good and neat order and condition during the currency of this lease;

7.6.3 hereby indemnify the Landlord against all loss and damage sustained by the Landlord as a result of claims of any nature whatsoever made against the Landlord, under any circumstances whatsoever, as a result of the installation or display of any signage painted or affixed in terms of this clause or any defect therein or as a result of any failure on the part of the Tenant or any of its servants or agents to keep and maintain the signage in good order and conditions.

8. MAINTENANCE

8.1 The Landlord shall maintain the exterior of the building in which the Premises is situated (excluding advertising signs, window panels and shopfronts), roofs, central air-conditioning plants to the building, lifts or escalators (if any).

8.2 In the event of the Premises being served by means of an air-conditioning plant controlled by the Landlord, the Landlord may from time to time determine rules in respect of the switching on and off of the air-conditioning plant.

8.3 Notwithstanding the provisions of any other clause in this agreement, if the Tenant is the sole tenant in the property on which the Premises is situated, then and only in such event the Landlord shall be liable for the maintenance of the exterior of the Premises, limited to:

8.3.1 The external structure
8.3.2 Roof

But excluding (without limiting the generality hereof)

8.3.3 All plumbing servicing the Premises/property
8.3.4 The electrical reticulation servicing the Premises/property
8.3.5 Air conditioning installation servicing the Premises/property
8.3.6 Garden maintenance including but not limited to any irrigation system
8.3.7 ~~All repairs and maintenance of shade net parking bays~~

8.4 The Tenant shall:

8.4.1 care for, service, maintain and repair the interior of the Premises and all parts thereof, including (without limitation to the generality of this obligation) all windows,

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entrance doors, roller shutter doors, internal doors, balcony doors, walls, ceilings, appurtenances, air-conditioners, geysers, security system/s (including any magnetic cards, discs, etc, necessary to activate entry to and exit from the Premises) and fixtures and fittings therein and/or exclusively servicing the Premises, in good order and repair during the period of this lease;

8.4.2 at its own cost maintain, service and where necessary, replace any fire extinguishing equipment, fire detection or power supply and electrical systems, including but not limited to electrical outlets, plugs and distribution boards installed in the Premises. The Tenant shall keep records of all such equipment and systems and the maintenance or replacement thereof, in terms of applicable legislation.

8.4.3 as stated in section 7.4 of the Schedule of Lease be liable for and shall pay the costs in respect of the regular servicing, maintenance, repair, supply and general upkeep of the air-conditioning plant/units in the Premises. This amount is over and above and in addition to the total monthly rental.

8.4.4 ~~care for and maintain the shade cloth and supporting structures thereof of any shade cloth parking bays rented to the Tenant in terms of this lease in good order and repair during the period of the lease~~; **Should the Tenant, its staff, visitors or clients cause any damage to the shade cloth and supporting structures thereof of any shade cloth parking bays on the property, the Tenant shall be responsible for all costs to repair such damage**

8.4.5 be responsible for the pest control in the Premises. If the Tenant does not exercise proper pest control in the Premises, then the Landlord shall, at the Tenant's cost, cause pest control services to be exercised in the Tenant's Premises and shall charge the relevant amounts to the Tenant. Moreover, the Tenant shall be liable for and shall pay its pro-rata share of the Landlord's costs in respect of the pest control services exercised by the Landlord in respect of the building as and when these costs are incurred by the Landlord.

8.4.6 at its own cost keep and maintain in good order and condition all floor surfaces, including but not limited to, any carpeting, tiles, wood blocks, timber strips and other flooring material which may be supplied by the Landlord to the Premises, and shall, on the expiry or earlier termination of this lease deliver such flooring surface to the Landlord in the same good order and condition as existed at the commencement date, fair wear and tear alone excepted. It is specifically recorded that, for the purpose of this clause, "fair wear and tear" shall not apply to usage of the floor surface other than for pedestrian traffic.

8.4.7 ~~be responsible for all damage to the Premises and/or building in which the Premises is situated, arising from forced entry or attempted forced entry to the Premises.~~

8.4.8 maintain all mechanical equipment including elevators in good order and condition

8.4.9 at the termination of this lease:

8.4.9.1 return the Premises and all parts thereof, to the Landlord in good order and condition as the Premises were at the commencement date, fair wear and tear only excepted. Repaint all surfaces which have been painted/covered in the Tenant's corporate colours to be a neutral colour agreed to by the Landlord provided that;

8.4.9.1.1 should the Tenant undertake any work, either directly or through subcontractor(s) for any period after the termination of the lease period as provided for in the Schedule then in

such event the Tenant shall remain liable to pay to the Landlord a monthly rental equivalent to the rental that was due in terms of the Schedule to this lease for the month immediately preceding the termination of the lease;

8.4.9.1.2 in the event that the Tenant at any stage exercised the option to renew the lease, the Tenant shall be obliged to return the Premises to the Landlord as provided for in 8.4.9, save that the Tenant shall be obliged to return the Premises to the Landlord in the same condition (fair wear and tear only excepted) as the Premises were in at the commencement date of the first lease between the Landlord and the Tenant in respect of the relevant Premises;

8.4.9.1.3 the Landlord shall be entitled to demand that the Tenant, in performing any work (either directly or through a sub-contractor) return the Premises as is provided for in this clause 8.4.9, perform any work or cause any work to be performed, to a standard acceptable to the Landlord failing which the Landlord shall be entitled to appoint its own contractor to perform such work and hold the Tenant liable for the costs so incurred in which event any invoice rendered by the Landlord's contractor shall be proof of the work performed by the Landlord's contractor and it shall not be necessary for the Landlord to prove any aspect of any matter reflected in such invoice including but not limited to the scope of work performed, the quality of work performed or whether work had been performed at all;

8.4.9.1.4 should the Tenant (or the Tenant's sub-contractor) undertake the work as is provided for in this clause 8.4.9 for any period longer than one (1) month after the termination of the lease then in such event the terms and conditions of this lease shall continue to apply on the basis that the parties have concluded a monthly lease that is terminable on one month's written notice save that the rental due shall escalate with 10% after the third month and every three (3) months thereafter;

8.4.9.1.5 provide the Landlord with the keys, access cards and all duplicates thereof in relation to the Premises and related buildings in a good condition and working order. In the event of a loss of a key or access card, the Tenant shall bear the cost or replacement thereof.

8.4.9.2 provide the Landlord with a Certificate of Electrical Compliance in respect of the Premises;

8.4.9.3 produce proof that any fire appliances within the Premises have been properly and regularly serviced during the lease period;

8.4.9.4 Should the Landlord have agreed to the Tenant making use of the services of its own registered air conditioning contractor, the Tenant shall be required to furnish the Landlord with a valid signed copy of the service agreement with its contractor, together with proof of regular servicing, such proof not to be older than 2 (two) months.

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8.4.9.5 notwithstanding anything aforesaid the Tenant shall remove the entire telephone system and all cabling, including but not limited to data cabling at termination of this Lease;

8.4.9.6 remove all signage from the building and make good any damage and repaint the walls to match the existing exterior paintwork;

8.4.10 shall make good and repair at its own cost any damage or breakages.

8.5 Should the Tenant fail to repair, replace or maintain the Premises as set out above, the Landlord shall be entitled to effect such repairs and bill the Tenant, who shall pay such expense on demand. Without detracting from the generality of the above, the Tenant shall promptly repair any damage caused to the doors, windows, ceiling(s), floors and walls of the Premises occasioned by any cause, including forcible entry or exit and malicious damage.

8.6 The Premises are leased to the Tenant *"voetstoots"* (as it stands) and the Tenant shall be deemed to have accepted the Premises as being complete, in good order and without any defect therein as at the commencement date of this lease.

8.7 For the purposes of this clause and the remainder of this lease, the term 'appurtenances' shall mean all the installations and appliances in the Premises and includes, without prejudice to the generality of the term, all electrical reticulation within the Premises in its entirety from the point of supply, any doors, keys, locks, windows, toilet bowls, cisterns, basins, water taps and fittings.

8.8 The Tenant shall further be responsible for entrance doors, glass, internal and external, mirrors, windowpanels and shopfronts in or on the Premises and shall insure same and provide proof of such insurance on request by the Landlord.

8.9 The Landlord shall be entitled to complete the building or to effect any repairs, alterations or improvements and additions to the building and to install all necessary equipment to bring about such work as may be required. The Landlord shall be entitled to enter the Premises in order to do such work and the Tenant shall not have a claim for compensation, damages or remission of rental.

8.10 The Tenant shall be responsible for the cleaning of the Premises which shall include but not be restricted to the removal of all refuse from the Premises to a place in the building designated by the Landlord, and the provision of all soaps, handtowels, toilet paper, etc. should the toilet/kitchen facilities form part of the Premises.

9. LANDLORD'S RIGHT OF ENTRY

The Landlord shall be entitled to enter the Premises at reasonable times to inspect the Premises.

10. INSURANCE

10.1 The Tenant shall not allow or keep any item on the Premises or do in or about the Premises anything which may affect the validity of the Landlord's insurance policy.

10.2 Without prejudice to any other right of action or remedy which the Landlord may have arising out of a breach of the aforegoing provision, the Landlord may recover from the Tenant on demand the full amount of any increase in insurance premiums in respect of the building attributable to such breach.

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10.3 The Landlord shall only insure the structure of the building. The Landlord's insurance shall not cover any damage to the interior of the Premises, contents thereof, or consequential damage of whatsoever nature.

10.4 The Landlord shall insure for public liability insurance on an uninterrupted basis for the entire period of this lease and on demand provide proof of such insurance to the Tenant.

10.5 The Tenant shall at all times insure the interior of the Premises and contents thereof ~~together with the shade cloth and supporting structures of any shade cloth parking bays~~ hired to the Tenant in terms of this lease and shall on demand provide the Landlord with proof of such insurance.

10.6 In the event that the Tenant locks or obstructs the fire escape doors in the Premises and/or building and in so doing acts contrary to the Tenant's insurance policy requirements and/or such conduct is in contravention of the Landlord's insurance policy requirements then and in such event, the Tenant hereby indemnifies the Landlord and holds the Landlord harmless against all and any claims whatsoever that may arise from the Tenant's conduct as aforesaid.

11. LANDLORD'S LIABILITY

11.1 Neither the Landlord nor its agent or employees shall be liable for any loss or damage to any of the assets of the Tenant including, but not limited to, stock-in-trade, fixtures, fittings, books and papers and other goods, or be liable for any injury or loss of life to the person of the Tenant or his employees or invitees as a result of the overflow of water supply or any leakage or any fault in the plumbing works or any electrical fault or by reason of the elements of the weather or failure on the part of the Landlord to carry out any work required of him or of any latent or patent defect in the Premises or of any other cause whatsoever. Specifically and without limiting the aforegoing, no omission or commission by the Landlord and in particular the provision of any security service to the building or property shall be construed in any manner whatsoever as an acceptance by the Landlord of any responsibility or liability towards the Tenant or any other person.

11.2 The Tenant shall have no claim of any nature against the Landlord for any loss, damage or injury which the Tenant may directly or indirectly suffer by reason of any latent or patent defects in the Premises or building, or fire in the Premises or building, or theft from the Premises or by reason of the Premises or the building or any part thereof being in a defective condition or state of disrepair or any particular repair not being effected by the Landlord timeously or at all, or arising out of an act of God or any other cause either wholly or partly beyond the Landlord's control, or arising out of any act or omission by any other tenant of the building, or arising out of a change of the building's name, its façade, appearance or any other feature thereof, or arising in any manner whatsoever out of the use of the services in the Premises or building by any person whomsoever, for any purpose whatsoever, or arising from any other cause whatsoever.

11.3 The Tenant shall have no claim of any nature whatsoever whether for damages, remission of rent or otherwise, against the Landlord, for any failure of or interruption in the amenities and services provided by the Landlord and/or any statutory authority to the Premises and/or the building, notwithstanding the cause of such failure or interruption.

11.4 The Tenant under no circumstances shall have any claim against the Landlord for consequential loss howsoever caused.

11.5 It is recorded that the Landlord in its discretion may provide such security services for the building as it may deem desirable for the interests of the building as a whole and it is agreed that the Tenant shall have no claim against the Landlord, whether for damages or any other legal remedy, arising out of such security services.

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11.6 The Tenant shall not be entitled to cancel this lease or to reduce the rental and costs or fail to pay the rental and costs as a result of such damage, losses or injury as set out in 11.1 and 11.2 above.

11.7 Should the building still be in the course of construction on the commencement of this lease, the Tenant acknowledges that tenants shall necessarily suffer a certain amount of inconvenience from building operations and from noise and dust resulting therefrom as well as from the interruption in the supply of electricity, gas, water, air-conditioning or other amenities and that it shall have no claim against the Landlord for compensation or damages or for a remission of rental by reason of any such inconvenience during the period of completion.

12. LIABILITY OF PARTNERS

If the Tenant is a partnership then, by their signature hereto, the individual partners of the Tenant bind themselves, both as a partnership and jointly and severally as individuals, for all the Tenant's obligations to the Landlord under or arising out of this lease. Similarly joint tenants shall be jointly and severally liable for all their obligations as Tenants under or arising out of this lease.

13. SUBLETTING AND CHANGE IN CONTROL

13.1 The Tenant shall not, except with the prior written consent of the Landlord:

13.1.1 cede or assign all or any of the rights and obligations of the Tenant under this lease;

13.1.2 sublet the Premises either in whole or in part;

13.1.3 give up possession of the Premises, or any part thereof, to any third party;

13.1.4 sublet or give up possession of all or any fixtures, fittings and equipment; or

13.1.5 remove or allow to be removed from the Premises all or any fixtures, fittings and equipment.

13.2 The Landlord shall not, however, unreasonably withhold its consent to a subletting of the whole of the Premises together with any fixtures, fittings and equipment attaching to the Premises provided that:

13.2.1 in the event that the Tenant sublets the Premises or any part thereof at a rental higher than the rental charged by the Landlord in terms of this lease, the Tenant shall be obliged to pay to the Landlord the total amount of such rental, including VAT; and

13.2.2 the Tenant shall at all times remain liable for the payment of the rent payable in terms of this lease regardless of any failure by the Tenant's subtenant to pay the rental that may be due by it.

13.3 If the Tenant is a juristic or corporate person but not a public company, the Tenant shall be obliged to inform the Landlord on 2 (two) month's written notice of any change in control of the Tenant failing which:

13.3.1 this lease shall be deemed to have terminated on the last day of the month in which the change in control of the Tenant was effected and in this regard the Tenant undertakes, irrevocably, to provide the Landlord with all such

documentation as may be necessary, to the Landlord's satisfaction, to enable the Landlord to ascertain when such change in control was effected; and

13.3.2 should the Tenant fail, refuse and/or neglect to co-operate with the Landlord and provide to the Landlord's satisfaction the relevant documentation, on 7 (seven) days written notice by the Landlord to the Tenant, to enable the Landlord to ascertain when the change in control occurred, such neglect, failure or refusal by the Tenant shall constitute a material breach of the conditions of this lease; and

13.3.3 the Tenant shall from date of any such change in control be deemed to occupy the Premises on a month-to-month basis but on a rental equal to the rent payable by the Tenant for the month immediately prior to such change in control plus an escalation of 12% (twelve percent); and

13.3.4 all such parties as may have bound themselves as Guarantors and co-principal debtors with the Tenant at the signing of this lease shall remain so bound and nothing, save for a written release or waiver by the Landlord, shall be interpreted as releasing such Guarantors from their obligations in terms of such Guarantees.

14. GENERAL

The Tenant shall:

14.1 clean the exterior of its shopfront/entrance door and advertising signs and keep the Premises in a clean condition;

14.2 keep the Premises open during normal business hours subject to its rights to close the Premises when special occasions or general conditions render it reasonably appropriate to do so;

14.3 pay for the replacement of all lamps, starters, ballasts and incandescent lamps used in the Premises and shall not interfere with the electrical installation not servicing the Premises or any other installation or equipment belonging to the Landlord and shall not overload the electrical system or any other service relating to its Premises or the Landlord's building;

14.4 not attach to the walls, ceilings or any part of the Premises fittings or equipment which may be too heavy a load therefor;

14.5 not damage the walls, ceilings or any other portion of the Premises;

14.6 not install any floor covering, lighting, plumbing, fixtures or shades or make any change to the shopfront, install any window covering, awning, blinds, air-conditioner or light device on or adjacent to the shopfront or any window of the Premises without the prior written consent of the Landlord;

14.7 prevent any blockage of any sewer, waterpipe or drain and at its cost remove such blockage or obstruction should it occur;

14.8 allow the Landlord to affix 'To Let' or 'For Sale" signs to the Premises and allow prospective tenants or purchasers of the Premises or building to enter the Premises at all reasonable times;

14.9 not place any advertising signs or other matter on the windows or doors or outside the Premises without the Landlord's prior written consent. Should such consent be given, the Tenant shall maintain such signs in good order and condition and remove them upon vacating the Premises and reinstate the Premises;

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14.10 provide and use bins or containers for refuse removal at its cost as may be necessary or specified by the local authority or the Landlord and keep the bins and containers in a neat and tidy condition at the designated area therefore (if applicable) and replace them from time to time;

14.11 use such compactor or incinerator service as the Landlord may provide in respect of its refuse at the Tenant's cost;

14.12 not hold or permit to be held any auction in or upon the Premises of any item or items without the Landlord's prior written consent;

14.13 shall not exceed the loading capacity of the floor or lay down any floor covering which may subject any part of the floor of the Premises to damage of any nature.

14.14 not leave or permit to be left any goods or articles upon or in the services areas, landings, stairways or passages or in any part of the building or property other than specific areas allocated for the express purpose concerned, in which areas no unreasonable accumulation of any articles or matters shall be made or permitted by the Tenant

14.15 shall not do anything or permit anything to be done in or on the Premises which may be or may become a nuisance or annoyance to or in any way interfere with the comfort of the other occupants of the Building;

14.16 shall not without prior written consent of the Landlord, make use of or store inflammable gas (hereinafter referred to as "gas") in any form on or near the Premises.

14.16.1 In the event of a Tenant making use of and/or storing gas in any form on or near the Premises the Tenant

14.16.1.1 warrants in favour of the Landlord that the Tenant shall in the use and storage of such gas, comply in every respect with the requirements of and regulations promulgated by all relevant authorities and shall on request produce to the Landlord such certificates which may be issued by the authorities with regard to compliance

14.16.1.2 shall in any event at the Tenant's cost install and maintain a gas leak detection and shut off system in compliance with standards acceptable within the industry and which shall in addition be at a standard and specification approved by the Landlord in the Landlord's sole discretion;

14.16.1.3 indemnifies the Landlord and holds the Landlord harmless against any claim of whatever nature arising from the use and/or storage of such gas by the Tenant on or near the Premises.

14.17 comply with all laws and regulations relating to

14.17.1 the manufacture and handling of hazardous materials or articles;

14.17.2 the layout of Premises and machinery situated therein; and

14.17.3 the installation or provision of safety, health and fire-fighting equipment and other similar facilities in the Premises.

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15. CONTRAVENTION OF LAWS

15.1 The Tenant shall (and shall bear all costs involved in doing so) comply with all laws, by-laws and regulations relating to Tenants or occupiers of business Premises or affecting the conduct of any business carried on in the Premises.

15.2 In particular, the Tenant, as the user of the electrical installations in the Premises, shall be responsible for ensuring compliance with the Electrical Installations regulations of the Occupational Health and Safety Act. The Tenant shall provide a certificate of compliance in regard to the electrical installation on the Premises in terms of the regulations of the Occupational Health and Safety Act on termination of this agreement.

15.3 The Tenant assumes full control of the premises for purposes of the Occupational Health and Safety Act No. 85 (as amended from time to time) upon the beneficial occupation date of the Premises or the commencement date, whichever is the earlier. The Tenant indemnifies the Landlord against any claims arising from the Tenant's non-compliance with the Act in respect of the Premises.

15.4 The Tenant shall not contravene or permit the contravention by the Tenant, its employees, invitees, customers, and/or agents or any of the Tobacco Products Control Act of 1993, as amended from time to time (including the Regulations thereunder). The Tenant furthermore indemnifies and holds the Landlord harmless against any penalty imposed by the local, provincial, national or other authority as a result of the Tenant's failure to comply with the provisions of the aforesaid Act and/or the Regulations thereto.

15.5 The Tenant shall not contravene or permit the contravention by the Tenant, its employees, invitees, customers, and/or agents or any of all statutes, regulations, by-laws or policies relating to the Environment or concerning environmental pollution, which are applicable to the Tenant and/or Premises. The Tenant furthermore indemnifies and holds the Landlord harmless against any penalty imposed by the local, provincial, national or other authority as a result of the Tenant's failure to comply with the provisions of the aforesaid statutes, regulations, by-laws or policies.

15.6 In the event that any fine or penalty is imposed upon the Landlord as a result of the Tenant's, its employees', customers', or invitees' contravention of any Act, the Landlord shall be entitled to recover such fine or penalty from the Tenant together with any other damages arising from the contravention.

15.7 The Tenant shall not contravene or permit the contravention of any of the conditions of title under which the property is held by the Landlord or any of the provisions of the town-planning scheme applicable to the property.

15.8 If the Tenant, as occupier of the Premises, contravenes or fails to conform with any relevant legislation and the Landlord, as owner of the property, is furnished with a notice calling upon it to bring about within a period specified in the said notice the cessation of such activities stipulated in the notice, the Tenant undertakes, upon being furnished with a copy of such notice, to immediately cease all such activities referred to in the notice and to remedy any complaint referred to in the notice within the prescribed time period.

15.9 The Tenant hereby warrants to and for the benefit of the Landlord that it complies with all applicable anti-money laundering legislation and that it will comply in all respects with all laws and orders to which it may be subject in this regard.

15.10 Occupational Health and Safety Act 85 of 1993 (OHS Act), section 37(2)

15.10.1 Warranty of compliance:

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15.10.1.1 The Tenant acknowledges that it is an Employer in its own right as prescribed in the OHS Act and that in terms of Section 37(2) of the OHS Act, all responsibility for the health and safety matters relating to the Premises shall be obligation of the Tenant;

15.10.1.2 The Tenant further acknowledges that it and its employees, agents, mandatories etc. are familiar with the provisions of the OHS Act and that they shall comply fully with the provisions of the OHS Act for the duration of the Lease;

15.10.1.3 The Tenant agrees to the arrangements and procedures, as prescribed by the Landlord from time to time, and as provided for in terms of Section 37(2) of the OHS Act, for the purposes of compliance with the OHS Act.

16. SECURITY SYSTEMS

Should the Premises:

16.1 be in a building which has a security system or be in a building which is situated on a property which has a security system, the Tenant shall be responsible for obtaining at its cost any magnetic cards, discs, etc. necessary to activate entry to and exit from the Premises;

16.2 be protected by a security system exclusively servicing the Premises, the Tenant shall be responsible at its cost for maintaining and operating the security system in good order and condition which shall include, but not be limited to the purchase or obtaining of any magnetic cards, discs, etc. necessary to activate entry to and exit from the Premises;

16.3 or the property upon which the Premises are situated, comprise a part or portion of a retail/business/industrial park, the Tenant shall comply with all the rules and regulations pertaining thereto including, but not limited to, the purchase or obtaining at its cost of any magnetic cards, discs, etc., necessary to activate entry to and exit from the Park.

16.4 be in a building or be in a building which is situated on a property which is patrolled by security personnel employed by the Landlord, the Tenant acknowledges that that security personnel are on duty solely to protect the Landlord's property and that the Tenant shall be responsible for its own security to and within the Premises. Furthermore the Tenant shall ensure that access to the Premises is secure at all times.

17. DAMAGE OR DESTRUCTION

17.1 The Landlord may cancel this lease if:

17.1.1 the Premises are destroyed or are damaged to such an extent as to be substantially untenantable; or

17.1.2 there is destruction or damage to the building or parts thereof, whether or not the Premises are involved and the Landlord determines to put an end to the tenancies in the building in order to engage in reconstruction, renovation or rebuilding.

17.2 The cancellation under 17.1 shall be by written notice given by the Landlord within sixty (60) days of the taking place of the event giving rise to the cancellation.

17.3 If there is damage to the Premises or to the building so as to affect the enjoyment of the Premises, but not to such extent as to entitle the Landlord to cancel, then the Tenant

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shall be entitled to a remission of rental for the period during which and to the extent to which it is deprived of beneficial occupation and enjoyment of the Premises, provided that such damage was not occasioned by any act or omission by the Tenant, its agents, representatives, invitees, contractors or employees.

17.4 The provisions of this clause 17 shall become applicable on signature hereto and shall apply irrespective of whether the contemplated destruction occurs before or after the Tenant has taken occupation of the Premises.

17.5 Should a dispute arise between the Landlord and the Tenant in respect of the amount of the rental payable by the Tenant in terms of clause 17.3 then that dispute shall be referred to arbitration in terms of the Arbitration Act, 1965 (as amended from time to time) save that the Arbitrator in such proceedings shall be agreed upon between the Landlord and the Tenant, and failing agreement, nominated by the Chairman or President for the time being of the Legal Practice Council established in terms of Section 4 of the Legal Practice Act, 28 of 2014.

18. REBUILDING AND RELOCATION

18.1 Rebuilding

18.1.1 The Landlord may terminate this lease or any renewal thereof by giving the Tenant six (6) months' written notice to such effect in all or any of the following circumstances:

18.1.1.1 should the Landlord wish to demolish the building or the Premises; or

18.1.1.2 should the Landlord wish to reconstruct and/or redevelop and/or renovate the building or the Premises, provided always that such reconstruction and/or redevelopment and/or renovation be of a substantial and/or major nature.

18.1.2 The Landlord shall, however, have the right at any time to commence the reconstruction and/or redevelopment and/or renovation of the building, other than the Premises, and these operations may proceed while the Tenant is in occupation of the Premises.

18.1.3 Notwithstanding the implementation of any work as contemplated in 18.1.2 above, the Tenant shall have no right to object to such work or to claim any rebate of rental during the period in which the said work may be in progress nor shall the Tenant have any claim for damages of whatsoever nature by reason of the earlier termination of this lease as provided in 18.1 above.

18.2 Relocation

18.2.1 The Landlord reserves itself the right to relocate the Tenant from the Premises to another area within the building. In such event the Landlord shall be obliged to give to the Tenant not less than 3 (three) months' written notice that it requires the Tenant to relocate to a new Premises in the building. Such written notice shall contain the following information:

18.2.1.1 a description of the new Premises specifying its approximate size and location in the building;

18.2.1.2 the basic monthly rental for the purposes of and in the place of that stipulated in Section 7 of the Schedule;

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18.2.2 All the other terms and conditions of this lease shall remain unchanged and shall continue in full force and effect as fully and as though the Premises had not been relocated.

18.2.3 The Landlord undertakes to use its best endeavours to perform all work reasonably necessary to effect such relocation in a manner so as to cause the least possible inconvenience to the Tenant. All relocation expenses shall be negotiated between the parties.

18.2.4 Should the Tenant neglect, fail or omit to consent to relocation within 30 (thirty) days after the notice referred to in 18.2.1, the Landlord shall be entitled to terminate this lease and the Tenant shall have no recourse or other relief against the Landlord by reason of termination of this lease.

19. BREACH BY TENANT

19.1 The Tenant shall be deemed to have breached the terms of this Agreement of Lease if it:

19.1.1 fails to pay rental and costs or any other amount due by the Tenant in terms of this lease on due date thereof; or

19.1.2 commits or allows the commission of any other breach of any term of this lease and fail to remedy that breach within a period of 7 (seven) days after posting / delivery of written notice from the Landlord calling on it to do so (provided that should that breach be one which cannot reasonably be remedied within 7 (seven) days then the Tenant shall be allowed such additional time as is reasonably required therefor). Should such other breach occur on 2 (two) separate occasions during the period of this lease or any renewal thereof (the word "days" shall, in the interpretation of this clause, mean that the ordinary civilian method of computing days shall be applicable, namely, that the first day is included and the last day excluded and that week-ends and public holidays are included); or

19.1.3 reaches or attempts to reach a general compromise with the Tenant's creditors; or

19.1.4 be provisionally or finally wound up or be subjected to business rescue proceedings or should a meeting of the Tenant's shareholders be convened for the purpose of considering a resolution to wind up the Tenant voluntarily or should such a resolution be passed, or should any scheme or offer of compromise under section 155 of the Companies Act relating to the Tenant be submitted in terms of that section, or if the Tenant seeks to make any compromise with the general body of its creditors (whether formally or informally); or

19.1.5 permit any of its goods to be attached pursuant to a court judgment; or

19.1.6 suffers any judgment to be entered against it and fail to satisfy that judgment or apply for the rescission thereof (and unless such application is successful the Tenant shall be deemed not to have applied for rescission at all) within 10 (ten) days of such judgment;

19.2 If the Tenant breaches this Agreement of Lease as contemplated in clause 19.1 then, in any of the abovementioned events the Landlord shall in addition to and without prejudice to all other rights available to the Landlord as a result thereof be entitled, but not obliged, notwithstanding any previous waiver or anything to the contrary herein contained to either:

19.2.1. forthwith cancel this lease and to resume possession of the Premises, but without prejudice to its claim for arrears of rent and any other amount owing hereunder or for damages which it may have suffered by reason of the Tenant's breach of this lease or of the premature cancellation in which case the Tenant shall pay the Landlord over and above any rental and other monies which may be in arrears in terms of this lease as at date of cancellation, the following amounts (if applicable):

19.2.1.1 Rental which the Landlord would otherwise have received from the Tenant in terms of this lease for the period reckoned up to the date upon which the Premises are re-let or the date upon which the leased period would have expired in the normal course of events, whichever is earlier.

19.2.1.2 The difference between the rental and the other monies which the Landlord would have received from the Tenant in terms hereof and the rental and other monies which the Landlord receives from the new Tenant, calculated from the date of commencement of the new lease agreement to the date upon which the lease period would have expired in the normal course of events, should the rental and other monies receivable in terms of the new lease agreement be less than the rental and other monies which the Tenant would have had to pay.

19.2.1.3 Pro rata portion of agent's commission which the Landlord may have to pay to any Estate Agent, based on rental receivable as a result of conclusion of the new lease agreement in respect of the Premises, calculated from the commencement date thereof to the date upon which the leased period would have expired in the normal course of events.

19.2.1.4 The costs of repair of any damages to the Premises, including but not limited to the costs of removal of fixtures and fittings and signage.

19.2.1.5 Any other damages which the Landlord may suffer as a result of the premature termination of this lease.

19.2.2 vary this lease by making it thereafter terminable by one month's written notice given by the Landlord.

19.3 The Landlord shall be entitled to recover from the Tenant all legal costs incurred by it, including attorney/client charges, tracing fees and such collection commission as the Landlord is obliged to pay to its attorneys.

19.4 Without prejudice to any of the other rights of the Landlord, from due date to date of payment the Tenant shall pay interest at the rate of two per centum (2%) per month or part thereof during the period the payment is outstanding on all amounts (rental and costs or otherwise) due by it to the Landlord in terms of or arising out of this lease, including any monies disbursed by the Landlord on behalf of the Tenant.

19.5 Any certificate issued under the signature of the Landlord's Property Portfolio Manager for the time being that purports to certify any amount due in terms of this lease shall be accepted as prima facie proof of such indebtedness and shall have sufficient probative value to enable the Landlord to obtain summary judgement or provisional sentence against the Tenant in any competent court, for the amount stated in such certificate, and the Tenant accepts the onus of disproving the amount so stated as not being the amount owing.

Initial Here
Together With Witnesses

20. PAYMENT OF RENTAL AND COSTS WHERE THE LANDLORD CANCELS THIS LEASE OR THIS LEASE EXPIRES

When this lease expires or if the Landlord cancels this lease and the Tenant either disputes the right to cancel or remains in occupation of the Premises, the Tenant shall, pending settlement of any dispute, continue to pay (without prejudice to its rights) an amount equivalent to the sum of the monthly rental and costs and any other amounts payable as provided for in this lease monthly in advance on the first day of each month, and the Landlord shall be entitled to accept and recover such payments. Such payments and the acceptance hereof shall be without prejudice to the Landlord's rights and shall not in any way whatsoever affect the Landlord's claim of cancellation then in dispute. If the dispute is resolved in favour of the Landlord, the payments made and received in terms of this clause shall be deemed to be amounts paid by the Tenant on account of damages suffered by the Landlord by reason of the cancellation of this lease or the unlawful holding-over of the Premises by the Tenant.

21. JURISDICTION OF MAGISTRATE'S COURT

At the option of the Landlord any action or application arising out of this lease, or any cancellation thereof or any Guarantee furnished for the obligations of the Tenant hereunder, may be brought in the Magistrate's Court having jurisdiction in respect of the Tenant or the guarantors.

22. NOTICES

22.1 The parties choose as their domicilia citandi et executandi for all purposes under this lease, the respective addresses as referred to in the Schedule.

22.2 Each of the parties shall be entitled from time to time, on 14 (fourteen) days written notice to the other, to vary its domicilium to any other address within the Republic of South Africa which is not a post office box or poste restante.

22.3 Any notice given and any payment made by a party to any of the others ("the addressee") which:

22.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being shall be presumed unless the contrary is proved by the addressee, to have been received by the addressee at the time of delivery;

22.3.2 is posted by prepaid registered post from an address within the Republic of South Africa to the addressee at the addressee's domicilium for the time being shall be presumed, unless the contrary is proved by the addressee, to have been received by the addressee on the fourth business day after the date of posting,

22.4 Where in terms of this agreement any communication is required to be in writing, the term "writing" shall include communications by email and/or telefax. Communication by email and/or telefax shall, unless the contrary is proved by the addressee, be deemed to have been received by the addressee on the day of transmission if sent prior to 1 pm and on the following day if sent after 1 pm.

22.5 Notwithstanding any of the aforegoing, any notice actually received by the addressee shall be regarded as due notice, whether or not same has been correctly addressed to such party's domicilium

23. WHOLE AGREEMENT

23.1 No variation of this Lease shall be of force or effect unless it is in writing and is signed by both the Landlord and the Tenant.

23.2 This Lease contains all the terms and conditions of the Agreement between the Landlord and the Tenant. The parties acknowledge that there are no understandings, representations or terms between the Landlord and the Tenant in regard to the letting of the Premises other than those set out herein.

23.3 No act of relaxation on the part of the Lessor in regard to the carrying out of any of the Tenant's obligations in terms of this Lease shall prejudice or be deemed to prejudice or be deemed to be a waiver of any of the Landlord's rights in terms hereof.

23.4 This Agreement, including the Lessor's rights and obligations, are fully assignable or transferable by the Landlord and shall inure to the benefit of any transferee or other legal successor to the interest of the Landlord herein.

24. COST

The Tenant shall be liable for payment of the administration charges in connection with this lease as set out in section, 12 of the schedule.

25. DEPOSIT / IRREVOCABLE BANK GUARANTEE

25.1 The Tenant shall, on signature hereof, pay the deposit / deliver the irrevocable bank guarantee stated in section 11 of the Schedule. The Landlord shall be entitled to apply this deposit / irrevocable bank guarantee to make good any of the obligations of the Tenant in terms of this lease. The deposit / irrevocable bank guarantee shall be retained by the Landlord until the end of three (3) months after the termination of this lease (as stipulated in clause 11 of the Schedule to this lease) and the Tenant shall not be entitled to off-set rental and costs or any other amounts owing hereunder against the deposit / irrevocable bank guarantee and it shall then be repaid, subject to the proper performance of its obligations by the Tenant. No interest shall be payable on the deposit / irrevocable bank guarantee.

25.2 Should the Tenant intend to pay its deposit by way of an irrevocable bank guarantee, then for each and every day that the Tenant remains in breach of clause 25.1, the Landlord shall be entitled to levy a penalty fee of R100.00 (one hundred rand) (excluding VAT) per day against the Tenant and the Tenant shall, on demand by the Landlord, be obliged to pay such penalty fee to the Landlord until such time as the Tenant delivers its irrevocable bank guarantee to the Landlord.

26. CHANGE OF BUILDING NAME

The Landlord shall have the right to change the name of the building. The Landlord shall not be liable for any losses or damages suffered by the Tenant arising from or incidental to such change of name.

27. WAIVER BY THE TENANT OF LIEN

It is hereby recorded that the Tenant hereby waivers:

27.1 any right it may have in law to an enrichment and/or improvement lien; and

27.2 any right it may have in law to bring any claim whatsoever for compensation against the Landlord for any improvements that the Tenant may have effected in relation to the Premises, regardless of whether or not such improvements were effected with or without the Landlord's consent.

28. VALIDITY OF CLAUSES

Each clause and any sub-clause of this lease shall be severable from each of the other clauses and if any clause of this lease is found to be void, invalid or unenforceable for whatever reason, the remaining clauses shall remain in full force and effect.

Initial Here
Together With Witnesses

Thus done and signed **BY THE TENANT** at TAU Game Lodge on this the 17 day of

September 2019.

WITNESSES:

_______________________________ William R C. Dixon.
WITNESS SIGNATURE **PRINT FULL NAME**

_______________________________ _______________________________
WITNESS SIGNATURE **PRINT FULL NAME**

____
CLIFFORD LINDSAY GREEN
For: **TAU GAME LODGE (PTY) LTD**
(Authorised Signatory/Signatories)
By my signature hereto I acknowledge having read this agreement and fully understand the contents hereof.

Thus done and signed **BY THE LANDLORD** at SANDTON on this the 19th day of

NOVEMBER 2019.

WITNESSES:

_______________________________ Maryka Myburgh.
WITNESS SIGNATURE **PRINT FULL NAME**

_______________________________ Loraine Venter
WITNESS SIGNATURE **PRINT FULL NAME**

____
For: **LANDLORD**
(Authorised Signatory/Signatories)

NELIA ERASMUS
PRINT FULL NAME

Initial Here
Together With Witnesses

M. I. S

Resolution

(to be completed if Tenant is a company)

I, Michael Humeleny Seane do hereby warrant that;
(Full Names of Director/Member)

On 17/09/2019 **(Date of Board Meeting)**

the directors of **TAU GAME LODGE (PTY) LTD**

passed a resolution in the following terms:

"RESOLVED that the Company enter into an agreement of lease substantially in the form of the lease to which this certificate is annexed, submitted to the directors of the company, and that

CLIFFORD LINDSAY GREEN

be authorised to execute the lease and any other documents that may be necessary to give effect thereto."

The lease is substantially in the form of the lease which was submitted to the directors of the company.

The company is entitled to enter into an agreement of lease in terms of its memorandum and articles of association. The procedure is the procedure adopted hereby.

All actions already taken in this regard being duly ratified.

(Authorised Signatory)

17/09/2019
(Date)

Initial Here
Together With Witnesses

M.T.S

ANNEXURE "A"

(AIR CONDITIONING REGISTER)

Name of Building: **53 KYALAMI BOULEVARD, KYALAMI BUSINESS PARK, MAIN ROAD, KYALAMI:**

BLOCK B, GROUND FLOOR, SUITE A:

- 6 x LG Mid-wall units
- 1 x LG Hide-away units
- 1 x LG Cassette unit

Total: 8 UNITS

ANNEXURE "B"

ASSESSMENT OF ANNUAL INCOME AND ASSET VALUE

ASSESSMENT OF JURISTIC PERSON (I.E. COMPANY/CLOSE CORPORATION/ TRUST/PARTNERSHIP/BODY CORPORATE) AT TIME OF THE TRANSACTION FOR PURPOSES OF THE CONSUMER PROTECTION ACT

1. **ASSESSMENT OF JURISTIC PERSON'S ANNUAL INCOME OR ASSET VALUE AT THE TIME OF TRANSACTION**:

   Name of juristic person or entity: **TAU GAME LODGE (PTY) LTD**

   Identity or Registration No.: **1993/00434/07**

The Tenant shall have a net annual turnover, at signature of this agreement in the sum of:
(Please indicate annual turnover by inserting an (x) in the applicable box)

Annual Turnover	
R0-R2 million	
Above R2 million	X

The Tenant shall have a net asset value, at signature of this agreement in the sum of:
(Please indicate asset value by inserting an (x) in the applicable box)

Asset Value	
R0-R2 million	
Above R2 million	X

DECLARATION

I, the undersigned, **CLIFFORD LINDSAY GREEN** in my capacity as, **DIRECTOR** of **TAU GAME LODGE (PTY) LTD**, hereby declare that the information provided above is accurate and a true reflection of their financial position.

Thus done and signed **BY THE TENANT** at Tau Game Lodge on this the 17th day of September 2019.

Signature: ______________________
CLIFFORD LINDSAY GREEN

Initial Here Together With Witnesses

M.I.J

ANNEXURE "S"

FIELDSPACE
PROPERTY GROUP

MINIMUM STANDARDS

FOR

TENANT INSTALLATION WORK

Initial Here
Together With Witnesses

The purpose of this document is to provide tenants with a guideline of the Landlord's minimum requirements for the construction and layout of leased Premises.

Notwithstanding the minimum standards as described below, all work must be carried out in accordance with local and national building regulations SABS 0400 which shall take precedence at all times.

1. Design & layout

Prior to any work being carried out on leased Premises, the Tenant must submit detailed plans to the Landlord of the proposed work to be carried out for its consideration and/or approval.

The relevant submission must include a scope of work and schedule of finishes.

2. Electrical Installation including lighting

- An electrical certificate of compliance must be issued to the Landlord on completion of any electrical work.
- Distribution Boards must be fitted with surge protection devices.
- Artificial illumination should be achieved using 1200 x 600 three lamp drop in fluorescent luminaries with prismatic diffuser to achieve a light level of between 300 - 400 lux in offices and between 150 - 200 lux in passages.
- Low voltage down lighters should be used in all foyers, ablutions etc. to achieve a light level of between 100 - 200 lux.
- The Tenant must ensure that its required load does not exceed that of the incoming mains. Should the Tenant require additional load all costs pertaining thereto shall be for the Tenants account.

3. Ceilings

3.1 Suspended

1,195 x 595 x 12mm Gypsum Vinyl clad ceiling panels on Donn T38 white pre-painted exposed tee suspension system including main and cross tees with necessary hangers, grids and Donn Sm25 shadow line powder coated metal wall angle.

3.2 Flush plastered

9.5mm Gypsum plasterboard ceiling boards with 63mm wide strips of mesh scrim nailed over joints and the whole finished with Rhinolite Gypsum skim plaster trowelled to a smooth finish polished surface to the thickness recommended by the manufacturer on Donn T32 galvanised tee suspension system including main and tees, necessary hangers grids and wall angle.

4. Walling

4.1 General

No alterations whatsoever may be made to any existing external or load bearing wall. Any proposed alterations must be submitted to the Landlord together with an engineers drawing and specifications for consideration and/or approval.

4.2 Interior Dry walling

Rhino dry walling shall comprise galvanized steel studded format of 64mm to 89mm Donn Aluminium top tracks and galvanized bottom tracks with vertical studs at maximum 600mm centres, friction fitted or pop riveted to the top and bottom tracks with similar additional

Initial Here
Together With Witnesses

studding as necessary at door openings, glazed or other apertures, abutments, ends, corners, etc. and covered with 12,5mm thick tapered edge Gypsum boards (2 hour fire stop boards to underside of slab in the case of dividing walls between Tenants) in single lengths to suit height on both sides, butt jointed and secured to studding with 25mm drywall screws at maximum 300mm centers, the joints taped over and the whole finished with 3mm to 6mm thick skim plaster with smooth square corners and prepared for painting and finished off with 75mm ribbed aluminium skirting.

4.3 Brick and plaster walls

Cognisance must be taken of the load bearing capacity of the existing finished floor level when building any walls using brick and mortar.

4.4 Wall finishes

- Only Plascon or Dulux paint products may be used.
- Only neutral colours may be used. Should any dark or bright colours be utilised, same shall be repainted a neutral colour on vacating the Premises.
- Wallpaper may be used on condition that same is removed on vacating the Premises and the respective walls re-painted with a standard white finish.

5. Passageways

All passageways, walkways, paths etc. must be minimum width of 1,2 metres wide.

6. Windows, blinds & shop fronts

- All glazing installation must conform to current glazing regulations.
- All window frames and shop fronts must be aluminium unless otherwise agreed by the Landlord.
- Window blinds may be either vertical or horizontal blinds and must be regularly serviced.

7. Air-conditioning & Ventilation

- Only the Landlords nominated air-conditioning contractors may be used.
- The location of the external compressors/condensers must be approved by the Landlord prior to installation.

8. Flooring

- Carpeting – sheet or tiled Berbapoint 920grm
- Vinyl tiles or ceramic floor tiles to kitchens, ablutions, patios, entrances, etc.
- Where Ceramic tiles are used they must be of the non slip type or alternately sealed with non slip sealant and maintained accordingly.

9. Plumbing, ablutions and kitchens

9.1 Plumbing

- Where the sinks, basins etc. are installed for food preparation, grease traps must be installed.
- Adequate falls on drain pipes must be ensured.
- Adequate inspection eyes must be installed.
- Where possible piping should be exposed and not chased into walls.
- All drainage installations must be certified by the local authorities.

Initial Here
Together With Witnesses

M. I. S.

9.2 Ablutions

- White vitreous china WHB, WC & urinals with either two tap or one tap dual action mixer, fitted with waste plug and chain on WHB's.
- Exposed surface mounted flush masters or cisterns on all urinals and/or WC's
- Walls must be tiled at least 1200mm from finished floor level.
- Mirrors must be polished all round on edges.

9.3 Kitchens

- Formica vanity top with drop in stainless steel sinks with either two tap or one tap dual action mixer, fitted with waste plug and chain.

10. Fire protection installation

The Premises, where applicable, shall be equipped with the required fire protection equipment as prescribed for the Premises when vacant. The occupation of the Premises changes this requirement; accordingly all changes and costs pertaining thereto shall be for the Tenant's account.

All rational fire designs, fire protection, escape routes, fire signage etc. pertaining to the leased Premises and required in terms of the Tenant's business shall be carried out in terms of the South African Bureau of Standards and the National Building Regulations as well as the approval of the Local Authority.

The Tenant shall cause the completed installation to be inspected by the Local Authority and shall issue the Landlord with a copy of the fire clearance certificate obtained from the Local Authority.

11. Signage

- Design and specifications must be submitted to the Landlord for approval, prior to erection.
- Where the building is situated within an office park same must be submitted to the Park Owners Association for approval.
- Neon and/or flashing neon will not be permitted.

12. Fencing & Paving

12.1 Fencing

- Palisade fencing at minimum 1.8m high
- Electrical fencing must comply with the Electrical Machinery Regulations.

12.2 Paving

- 60mm interlock block paving on prepared base to roads and parking areas.
- Pattern brick paving on screed and waterproofing to terraces
- The Tenant must take cognisance of vehicle loads when preparing surface beds for yard paving.

13. Landscaping

- Only indigenous plants may be used.
- Irrigation must be metered.

14. Sub Contractors

Only licensed approved contractors who are in possession of public liability indemnity insurance and who are in good standing with the Compensation Fund may be used.

The Landlord reserves the right to remove any person, contractor etc. from the Premises who is found to be carrying out any activity in contravention of the Occupational Health & safety Act of 1993 as amended.

M. I. S.

FIELDSPACE
PROPERTY GROUP

FOR INFORMATION PURPOSES ONLY.
As built to be verified on site.

Annexure "P"



Male
Kitchen
Disabled
Female
Kitchen
Suite A
Lobby
Atrium

GROUND FLOOR PLAN

Area(s) measured in accordance with SAPOA standards as per MOMFA Second Edition, revision 01, 07/11/2007 – offices

DRAWN BY: Leigh Howard	CHECKED BY: Maryka Myburgh
APPROVED BY: Lorraine Venter	
PROJN:	SCALE: nts
DATE: 02/09/2019	SHEET NO. 5

TITLE: Block B, Ground Floor, Suite B			NOTES:
BUILDING: 53 Kyalami Boulevard			
FS-LH-53K_BB_GF_SB	R00	A3	

89 Bute Lane, Sandton, 2196
Tel: +27 (0) 11 305 2303
E-mail: propertymanagers@fieldspace.co.za
PO Box 782823, Sandton, 2146
Fax: +27 (0) 11 305 2521

Initial Here
Together With Witnesses

M.I.S

FIELDSPACE
PROPERTY GROUP

FOR INFORMATION PURPOSES ONLY.
As built to be verified on site.

Annexure "P1"


Store 4

BASEMENT FLOOR PLAN

Area(s) measured in accordance with SAPOA standards as per MOMFA Second Edition, revision 01, 07/11/2007 – offices

DRAWN BY: Leigh Howard	CHECKED BY: Maryka Myburgh
APPROVED BY: Lorraine Venter	
PROJN:	SCALE: nts
DATE: 02/09/2019	SHEET NO. 6

TITLE: Block B, Basement Floor, Store 4			NOTES:
BUILDING: 53 Kyalami Boulevard			
FS-LH-53K_BB_BF_S4	R00	A3	

89 Bute Lane, Sandton, 2196
Tel: +27 (0) 11 305 2303
PO Box 782823, Sandton, 2146
Fax: +27 (0) 11 305 2521
E-mail: propertymanagers@fieldspace.co.za

Initial Here
Together With Witnesses